SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 4, 2003

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code    (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events and Regulation FD Disclosure

On September 4, 2003, Piedmont issued a Press Release to report that the Securities and Exchange Commission approved its requested exemption under the Public Utility Holding Company Act in connection with the pending purchase of North Carolina Natural Gas Corporation and 50% of Eastern North Carolina Natural Gas from Progress Energy, Inc. The SEC ruling is the final regulatory approval needed in connection with the pending transaction which is now set to close on September 30, 2003. A copy of the Press Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release – SEC Issues Last Regulatory Approval Needed for Piedmont Natural Gas Purchase of NCNG and 50% of EasternNC from Progress Energy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date September 5, 2003

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